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                                  EXHIBIT 99-4


                          CONVERTIBLE PROMISSORY NOTE

                                                            PRINCIPAL AMOUNT
                                                            US $900,000.00

     FOR VALUE RECEIVED, Regal (New) International, Inc., a Texas corporation (the "MAKER") does hereby promise to pay to the order of Regal International, Inc., a Delaware corporation (hereinafter "HOLDER"), at the address described by Holder, the principal amount of Nine Hundred Thousand US Dollars (US $900,000) with interest (computed on the basis of a 365 day year) on the unpaid principal balance of such principal amount at the rate of nine percent (9%) per annum from the date hereof until maturity. Principal and interest shall be due and payable in sixty (60) equal, monthly installments of $18,682.37 payable on the seventh day of March 1996 and continuing on the seventh day of each month thereafter until paid in full.

     This Note is secured by a certain Pledge Agreement of even date herewith granting the Holder a security interest in all the outstanding shares of Regal
(New) International, Inc. registered in the name of the Harlequin Investment Holdings Limited.

     The Maker waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

     If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note. This Note is execute under seal and shall be binding upon the successors and assigns of the Maker.

     Upon default, the Maker shall be liable for interest at the rate of 18% per annum on the unpaid principal balance and accrued and unpaid interest plus all reasonable costs of collection including, but not limited to, reasonable attorneys' fees.

     This Note shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

     The indebtedness represented by this Note is subordinate and inferior to a certain $1,500,000 Secured Credit Facility by and between Fremont Financial Corporation and Maker.

     The conversion privileges with respect to this Note are attached hereto as Exhibit A and made a part hereof for all purposes.

     EXECUTED the 13th day of February, 1996, but effective as of January 31, 1996.

                                        REGAL (NEW) INTERNATIONAL, INC.


                                        by:   /s/ Janak Desai
                                           ------------------------------------
                                              Janak Desai President


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                                    EXHIBIT A

CONVERSION OF NOTE.

     A. Subject to and upon compliance with the provisions hereof, at the option of the holder thereof, this Note may, during the 30-day period beginning on the date Holder receives the audited Balance Statement of the Maker as of the Valuation Date (herein defined) of each year and at the maturity hereof, be converted at the principal amount thereof and accrued interest thereon into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/1OOth of a share) of Common Stock, $0.10 par value, of the Maker (the "Common Stock"), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

     B. The conversion price (herein called the "Conversion Price") shall be an amount per share of Common Stock equal to the Book Value (as herein defined) divided by the number of shares outstanding on Net Valuation Date. The Conversion Price shall be subject to adjustment from time to time as herein provided. The Conversion Price prior to any adjustment and the adjusted Conversion Price after each adjustment are hereinafter referred to as the actual Conversion Price.

     C. The term "Net Book Value" as used herein shall be an amount equal to the amount of the Corporation's assets, less the amount of its liabilities, as of the end of the most recent fiscal year (the "Valuation Date") as disclosed by the Maker's books of account regularly maintained in accordance with generally accepted accounting principles consistently applied.

     D. In no event shall this Note be convertible into a number of shares of Common Stock which would result in the Holder owning more than forty-nine percent (49%) of the total issued and outstanding shares of Common Stock after the conversion. In such event, the Conversion Price will be automatically increased so that this Note is convertible into an amount of shares which is equal to forty-nine percent (49%) of the issued and outstanding shares of Common Stock after the conversion of this Note.

RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES ACT.

     A. The holder acknowledges that the securities issued upon conversion of the Note are characterized as "restricted securities" under the federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in compliance with certain conditions and under limited circumstances, including the following:

          (i) A registration statement with respect thereto has become effective under the Act, or

          (ii) There is presented to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Act is not necessary; or


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          (iii) There is presented to the Company a letter from the staff of the
Securities and Exchange Commission to the effect that the staff will not recommend that said Commission take any action in respect of such offer or transfer and to the effect that said staff concurs in the opinion that such registration or compliance is not necessary (provided that the Company reasonably agrees with the facts stated in such letter insofar as they pertain to it); or

          (iv) There is presented to the Company written evidence that the sale, pledge or transfer complies with the provisions of Rule 144 as amended under the Act.

     B. It is understood that the certificates evidencing the Common Stock issuable upon conversion of this Note, when issued, will bear legends substantially to the following effect:

     "THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT HAS BEEN ISSUED PURSUANT TO THE PRIVATE OFFERING EXEMPTION UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), AND THE PRIVATE OFFERING EXEMPTION UNDER THE SECURITIES LAWS OF THE STATES OF DELAWARE AND TEXAS, AND THE REGISTERED HOLDER OF SUCH SECURITY HAS EXECUTED AN INVESTMENT REPRESENTATION WITH RESPECT THERETO. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THE ACT AND THE APPLICABLE RULES ADOPTED UNDER IT AND WITH THE PERMISSION OF THE COMPANY UPON THE FURNISHING OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS UNNECESSARY FOR SUCH TRANSACTIONS."


     C. This Note shall be non-transferable except to a group, company or affiliate of CSH ceases to be group, company or affiliate of CSH, this Note must be transferred to CSH or another group or affiliated company.


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